As filed with the Securities and Exchange Commission on July 8, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

World Heart Corporation

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Delaware	52-2247240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4750 Wiley Post Way, Suite 120

Salt Lake City, UT 84116

Tel: (801) 355-6255

Fax: (801) 355-7622

(Address and telephone number of Registrant’s principal executive offices)

World Heart Corporation 2006 Equity Incentive Plan

(formerly known as World Heart Corporation Employee Stock

Option Plan)

(Full Title of the Plan)

J. Alex Martin

President and Chief Executive Officer

World Heart Corporation

4750 Wiley Post Way, Suite 120

Salt Lake City, UT 84116

(801) 355-6255

(Name, address and telephone number of agent for service)

Copies of communications to:

Mark Weeks

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Tel: (650) 843-5000

Fax: (650) 849-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.001 per share	750,000 shares (2)	$0.965	$723,750	$84.46

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Registrant’s 2006 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Represents the number of additional shares authorized for issuance under the 2006 Equity Incentive Plan approved by the Company’s stockholders in June 2011.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Capital Market on July 6, 2011, in accordance with Rule 457(c) of the Securities Act.

PART I

Not filed as part of this Registration Statement pursuant to the instructions to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “SEC”) are hereby incorporated by reference:

(a)	Annual Report on Form 10-K, File No. 000-28882, for the year ended December 31, 2010;

(b)	Quarterly Report on Form 10-Q, File No. 000-28882, for the quarter ended March 31, 2011;

(c)	Current Reports on Form 8-K filed on January 12, 2011, February 9, 2011, February 14, 2011 and June 28, 2011; and

(d)	The description of the Registrant’s Common Stock which is contained in a registration statement filed under the Securities and Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware, or DGCL, permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth in that section. Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities including reimbursement for expenses incurred arising under the Securities Act.

The registrant’s certificate of incorporation contains provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving wrongful acts, such as:

•	any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

•	any act related to unlawful stock repurchases, redemptions or other distribution or payments of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These provisions do not limit or eliminate the registrant’s rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

As permitted by Section 145 of the DGCL, the registrant’s bylaws require the registrant to indemnify its directors and officers to the fullest extent not prohibited by the DGCL or any other applicable law. The registrant may modify the extent of such indemnification by individual contracts with the registrant’s directors and executive officers. Further, the registrant may decline to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person, unless such indemnification is expressly required to be made by law, the proceeding was authorized by the registrant’s board of directors, such indemnification is provided by the registrant, in its sole discretion, pursuant to the powers vested in the registrant under the DGCL or any other applicable law, or otherwise required under the registrant’s bylaws.

The registrant has entered into indemnification agreements with each of its directors and officers, whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the registrant. At present, there is no pending litigation or proceeding involving any of the registrant’s directors, officers or employees for which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification by the registrant.

The registrant has the power to indemnify its other employees and other agents, as permitted by the DGCL, but the registrant is not required to do so.

The registrant maintains directors’ and officers’ liability insurance. The policy insures the registrant’s directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the registrant for those losses for which the registrant has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which apply to any offerings pursuant to this registration statement.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description of Documents

4.1	Certificate of Incorporation of the Corporation (1)

4.2	Bylaws of the Corporation (2)

4.3	Form of Stock Certificate (3)

5.1	Opinion of Cooley LLP

23.1	Consent of Burr Pilger Mayer, Inc.

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages hereto)

99.1	World Heart Corporation 2006 Equity Incentive Plan (4)

(1)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Commission File No. 333-155129)
(2)	Incorporated by reference to Exhibit 4.2 to the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Commission File No. 333-155129)
(3)	Incorporated by reference to Exhibit 4.2 to the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Commission File No. 333-155129)
(4)	Incorporated by reference to Exhibit 10.6 to the Registrant’s Form 10-Q filed on November 16, 2009 (Commission File No. 000-28882)

Item 9.	Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on the 8th day of July, 2011.

WORLD HEART CORPORATION

By:	/s/ J. Alex Martin
	Name:	J. Alex Martin
	Title:	President and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Alex Martin and Morgan R. Brown, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/ J. Alex Martin J. Alex Martin	President, Chief Executive Officer and Director (Principal Executive Officer)	July 8, 2011

/s/ Morgan R. Brown Morgan R. Brown	Chief Financial Officer (Principal Financial and Accounting Officer)	July 8, 2011

/s/ Michael S. Estes Michael S. Estes	Director	July 8, 2011

/s/ Jeani Delagardelle Jeani Delagardelle	Director	July 8, 2011

/s/ William C. Garriock William C. Garriock	Director	July 8, 2011

/s/ Anders D. Hove Anders D. Hove	Director	July 8, 2011

/s/ Austin W. Marxe Austin W. Marxe	Director	July 8, 2011

/s/ Eugene B. Jones Eugene B. Jones	Director	July 8, 2011

EXHIBIT INDEX

Exhibit Number	Description of Documents

4.1	Certificate of Incorporation of the Corporation (1)

4.2	Bylaws of the Corporation (2)

4.3	Form of Stock Certificate (3)

5.1	Opinion of Cooley LLP

23.1	Consent of Burr Pilger Mayer, Inc.

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages hereto)

99.1	World Heart Corporation 2006 Equity Incentive Plan (4)

(1)	Incorporated by reference to Exhibit 4.1 to the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Commission File No. 333-155129)
(2)	Incorporated by reference to Exhibit 4.2 to the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Commission File No. 333-155129)
(3)	Incorporated by reference to Exhibit 4.2 to the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Commission File No. 333-155129)
(4)	Incorporated by reference to Exhibit 10.6 to the Registrant’s Form 10-Q filed on November 16, 2009 (Commission File No. 000-28882)